EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Masco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 which is incorporated by reference in the Registration Statement on Form S-8 (No. 333-126888).
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
October 30, 2009